EXHIBIT 99.1

Agenus Compliant With NASDAQ Listing Requirements

LEXINGTON, Mass., Oct. 17, 2011 (GLOBE NEWSWIRE) -- Agenus Inc. (Nasdaq:AGEN) today announced that it has received notice from the NASDAQ Listing Qualifications Panel (the "Panel") that the Company has regained compliance with the $1.00 bid price requirement set forth in NASDAQ Listing Rule 5550(a)(2) and otherwise satisfies all requirements for continued listing on The NASDAQ Capital Market. Accordingly, the matter is now closed.

About Agenus

Agenus Inc. is a biotechnology company working to develop treatments for cancers and infectious diseases. The company is focused on immunotherapeutic products based on strong platform technologies with multiple product candidates advancing through the clinic, including several product candidates that have advanced into late-stage clinical trials through corporate partners. For more information, please visit www.agenusbio.com.

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CONTACT: Media and Investors:
         Jonae R. Barnes
         Vice President
         Investor Relations &
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